TRAVELERS SERIES FUND INC.
ARTICLES OF AMENDMENT
Travelers Series Fund Inc., a Maryland
corporation, having its principal office
in Baltimore City, Maryland (the "Corporation")
, hereby certifies to the State Department of
 Assessments and Taxation of Maryland that:
		FIRST:  The Articles of
Incorporation of the Corporation, as amended,
 are hereby further amended by deleting Article
 II and inserting in lieu thereof the following:
ARTICLE II NAME		The name of the corporation
 (hereinafter called the "Corporation") is
Legg Mason Partners Variable Portfolios III,
Inc.		SECOND:  The Charter of the
Corporation is hereby further amended to change
 the name of the Corporation's SB Adjustable Rate
Income Portfolio -- Smith Barney Class to the Legg
 Mason Partners Variable Adjustable Rate Income
Portfolio, the name of the Smith Barney Aggressive

 Growth Portfolio to the Legg Mason Partners Variable
 Aggressive Growth Portfolio, the name of the Smith
 Barney High Income Portfolio to the Legg Mason
Partners Variable High Income Portfolio, the name
 of the Smith Barney International All Cap Growth
Portfolio to the Legg Mason Partners Variable
International All Cap Growth Portfolio, the Smith
Barney Large Capitalization Growth Portfolio to
the Legg Mason Partners Variable Large Cap Growth
Portfolio, the name of the Smith Barney Large
Capitalization Growth Portfolio to the Legg Mason
Partners Variable Large Cap Growth Portfolio, the
name of the Smith Barney Large Cap Value Portfolio
 to the Legg Mason Partners Variable Large Cap
Value Portfolio, the name of the Smith Barney Mid
 Cap Core Portfolio to the Legg Mason Partners
Variable Mid Cap Core Portfolio, the name of the
Smith Barney
 Money Market Portfolio to the Legg Mason Partners
Variable Money Market Portfolio and the name of the
 Social Awareness Stock Portfolio to the Legg Mason
 Partners Variable Social Awareness Stock Portfolio,
 each a series of capital stock of the Corporation.
            THIRD:   The foregoing amendments to
the Charter of the Corporation have been approved by
a majority of the entire Board of Directors and are
 limited to changes expressly permitted by Section
2-605 of the Maryland General Corporation Law to be
 made without action by the stockholders.
    FOURTH: These Articles of Amendment to the
 Charter of the Corporation shall become effective
at 9:00 a.m. on May 1, 2006.   IN WITNESS
WHEREOF, the Corporation has caused these presents
 to be signed in its name and on its behalf by its
Chairman, President and Chief Executive Officer and
witnessed by its Assistant Secretary on the ____
day of ___________, 2006.WITNESS:By:
			       Thomas C. Mandia
        Assistant Secretary TRAVELERS SERIES FUND
 INC.By:
R. Jay Gerken      Chairman,
President and Chief Executive Officer THE
UNDERSIGNED, Chairman, President and Chief Executive
 Officer of Travelers Series Fund Inc., who executed
on behalf of the Corporation the Articles of Amendment
 of which this Certificate is made a part, hereby
acknowledges in the name and on behalf of said
Corporation
 the foregoing Articles of Amendment to be the
corporate
 act of said Corporation and hereby certifies to the
best
 of his knowledge, information and belief, that the
matters and facts set forth therein with respect to
the
 authorization and approval thereof are true in all
material respects, and that this statement is made
under the penalties for perjury.
R. Jay Gerken Chairman, President and Chief
Executive Officer